EXHIBIT 10.27.8

                      2000 AMENDATORY AGREEMENT

     This Agreement, dated as of the ___ day of May, 2000, is entered into by and between Connecticut Yankee Atomic Power Company
("Connecticut Yankee") and Central Vermont Public Service Corporation ("Purchaser").

     For good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

1.   BASIC UNDERSTANDINGS

     On April 7, 2000, upon direction from its Board of Directors, Connecticut Yankee filed an Offer of Settlement in a proceeding before the Federal Energy Regulatory Commission ("FERC"), Docket No. ER97-913-000, to settle the claims related to the collections to be made by Connecticut Yankee over the remaining terms of the Additional Power Contract, between Connecticut Yankee and the Purchaser, dated as of April 30, 1984 ("Additional Power Contract"), the 1987 Supplementary Power Contract between Connecticut Yankee and the Purchaser, dated as of April 1, 1987 ("1987 Supplementary Power Contract"), and the
December 4, 1996 Amendatory Agreement between Connecticut Yankee and Purchaser, which amended the 1987 Supplementary Power Contract and the Additional Power Contract in various respects (the "1996 Amendatory Agreement"). The Offer of Settlement specifies that, if it is approved by FERC, Connecticut Yankee will implement necessary amendments to contracts between Connecticut Yankee and the Purchaser to effectuate the provisions of the Offer of Settlement. Among the provisions of the Offer of Settlement is a requirement that Connecticut Yankee abandon the use of the net unit investment methodology for calculating collections from its Purchasers for return on remaining equity. The new methodology to be used for each monthly bill to a Purchaser is simply to multiply the remaining equity balance times the monthly equivalent return on equity allowed by FERC. The Offer of Settlement also provides that funds previously collected by Connecticut Yankee for its pre-1983 spent nuclear fuel disposal liability to the U.S. Department of Energy ("DOE") and held in a segregated fund established pursuant to the 1987 Supplementary Power Contract, may be used to pay the costs of storing spent nuclear fuel on-site until the DOE removes it. Finally, the Offer of Settlement provides that Connecticut Yankee must make an informational filing with FERC in advance of any acceleration of recovery of unamortized investment as contemplated under the terms and conditions of Section 3, Part D(iii) of the 1996 Amendatory Agreement.

     In order to carry out the obligations undertaken in the Offer of Settlement, Connecticut Yankee and the Purchaser have agreed (a) to authorize the application of monies held in the segregated fund to meet costs of storing spent nuclear fuel and associated high level radioactive materials; (b) to change the methodology employed for calculating collections for return on equity; and (c) to require an advance informational filing be made with FERC prior to acceleration of amortization.

2.    PRIOR CONTRACTS PRESERVED
     Except as expressly modified by this Agreement, the provisions of the Additional Power Contract, the 1987 Supplementary Power Contract, as amended by the 1996 Amendatory Agreement, as well as the 1996 Amendatory Agreement, remain in full force and effect, recognizing that the mutually accepted decision to shut down the Unit renders moot those provisions which by their terms relate solely to continuing operation of the Unit.

3.   AMENDMENT OF ADDITIONAL POWER CONTRACT

     A. The first paragraph of Section 7 of the Additional Power Contract is hereby amended to read as follows:

     With respect to each month commencing on or after the commencement of the operative term of this contract, whether or not this contract continues fully or partially in effect, the Purchaser will pay Connecticut Yankee as deferred payment for the capacity and output of the Unit provided to the Purchaser by Connecticut Yankee prior to the permanent shutdown of the Unit on December 4, 1996, to the extent not otherwise paid in accordance with the Power Contract, but without duplication: an amount equal to the Purchaser's entitlement percentage of the sum of (a) the Total Decommissioning Costs for the month with respect to the Unit, plus
     (b) Connecticut Yankee's total operating expenses for the month with respect to the Unit, plus (c) an amount for operating income as determined in accordance with this Section 7.

     B. The second paragraph of Section 7 of the Additional Power Contract is hereby deleted.

     C. The third paragraph of Section 7 of the Additional Power Contract is hereby deleted.

     D. The fourth paragraph of Section 7 of the Additional Power Contract is hereby deleted.

     E. The sixth paragraph of Section 7 of the Additional Power Contract is hereby deleted.

     F. Subsection (iii) of the eighth paragraph of Section 7 of the Additional Power Contract is amended by substituting the words
"remaining unamortized investment" for the words "net Unit investment".

     G. Subsection (iii) of the eighth paragraph of Section 7 of the Additional Power Contract is further amended by adding the following sentence to the end thereof:

     Notwithstanding anything herein to the contrary, Connecticut Yankee shall make an informational filing with the Federal Energy
     Regulatory Commission prior to accelerating collections under this Paragraph.

     H. The ninth paragraph of Section 7 of the Additional Power Contract is hereby deleted.
     I. Section 7 of the Additional Power Contract is amended by adding to the end thereof the following paragraph:

     As used in this Section 7, "operating income" for any month shall mean the product of the equity investment, calculated as of the last day of the preceding month, and one-twelfth of the latest annual return on equity authorized for Connecticut Yankee by the Federal Energy Regulatory Commission or any successor regulatory agency.

4.   AMENDMENT OF THE 1987 SUPPLEMENTARY POWER CONTRACT

     A. Section 2 of the 1987 Supplementary Power Contract is hereby deleted.

     B. Section 8 of the 1987 Supplementary Power Contract is amended by revising the last two sentences thereof to read as follows:

     Funds previously collected by Connecticut Yankee from the Purchaser for the purpose of disposing of prior spent nuclear fuel and associated high level radioactive material shall also be paid into any such segregated fund, which may, with the approval of the board of directors of Connecticut Yankee, be combined with any trust established under Section 5 of this agreement. Connecticut Yankee further agrees that any funds collected from the Purchaser to meet such disposal costs which are not used for that purpose, either through payment of any amount due to a federal agency or other entity that disposes of the spent nuclear fuel and associated high level radioactive material or though payment of any costs associated with storage of said fuel and material pending its disposal, will be refunded to the Purchaser at the time final payment of such disposal costs is made to the U.S. Department of Energy.

     C. Section 9 of the 1987 Supplementary Power Contract is hereby deleted.

5.   EFFECTIVE DATE

     This Agreement shall become effective upon receipt by the Purchaser of notice that Connecticut Yankee has entered into 2000 Amendatory Agreements, as contemplated by Section 1 herein, with each of the other Purchasers.

6.   INTERPRETATION

     The interpretation and performance of this Agreement shall be in accordance with and controlled by the laws of the State of Connecticut.

7.   ADDRESSES

     Except as the parties may otherwise agree, any notice, request, bill or other communication from one party to the other relating to this Agreement, or the rights, obligations or performance of the parties hereunder, shall be in writing and shall be effective upon delivery to the other party. Any such communication shall be considered as duly delivered when mailed to the respective post office address of the other party shown following the signatures of such other party hereto, or such other post office address as may be designated by written notice given in the manner as provided in this Section.

8.   CORPORATE OBLIGATIONS

     This Agreement is the corporate act and obligation of the parties hereto.

9.   COUNTERPARTS

     This Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

     IN WITNESS WHEREOF, the parties have executed this Amendatory Agreement by their respective duly authorized officers as of the day and year first named above.


                    CONNECTICUT YANKEE ATOMIC POWER COMPANY


                    By: ______________________________________
                        Thomas W. Bennet, Jr.,
                        Its Vice President and Treasurer

                        Address:  362 Injun Hollow Road,
                                  East Hampton, Connecticut


                    CENTRAL VERMONT PUBLIC SERVICE CORPORATION


                    By: /s/ Kent R. Brown
                        Its Senior Vice President,
                            Engineering & Operations

                         Address: 77 Grove Street
                                  Rutland, Vermont